Filed Pursuant to Rule 424(b)(5)
Registration No. 333-231121

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee(2)
Common Stock, no par value	32,200,000 shares (1)	$68.50	$2,205,700,000	$267,330.84

(1)	Includes 4,200,000 shares of common stock, issuable upon exercise of the underwriters’ option to purchase additional shares of common stock from the registrant solely to cover over-allotments, if any.
(2)	Calculated in accordance with Rule 457(r) and Rule 456(b) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 30, 2019)

28,000,000 Shares

Edison International

Common Stock

We are offering 28,000,000 shares of our common stock, no par value.

We intend to use the net proceeds from the offering of our common stock for general corporate purposes, including contributions to our subsidiary, Southern California Edison Company (“SCE”). Contributions to SCE will be used to repay commercial paper borrowings and for general corporate purposes, including a $1.2 billion contribution to the wildfire insurance fund to be established pursuant to Assembly Bill 1054, as recently enacted by the California legislature and signed into law by the Governor of California. See “Use of Proceeds” in this prospectus supplement.

Our common stock is listed and trades on the New York Stock Exchange (“NYSE”) under the symbol “EIX.” On July 29, 2019, the closing price of our common stock on the NYSE was $70.60 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the risk factors included in our Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$68.500000	$1,918,000,000
Underwriting discounts and commissions	$1.626875	$45,552,500
Proceeds to us (before expenses)	$66.873125	$1,872,447,500

In addition, we have granted the underwriters an option to purchase an additional 4,200,000 shares of common stock from us. Any such additional shares will be purchased at the public offering price less underwriting discounts and commissions within 30 days following the date of this prospectus supplement.

The Underwriters expect to deliver the shares on or about August 2, 2019

Joint Book-Running Managers

J.P. Morgan	Barclays	Morgan Stanley
Citigroup		Wells Fargo Securities

Co-Managers

Mizuho Securities	MUFG	RBC Capital Markets

BNP PARIBAS	BNY Mellon Capital Markets, LLC	PNC Capital Markets LLC

SunTrust Robinson Humphrey	TD Securities

BMO Capital Markets	Great Pacific Securities	Loop Capital Markets	Mischler Financial Group, Inc.

Ramirez & Co., Inc.	Telsey Advisory Group	The Williams Capital Group, L.P.

July 30, 2019

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying base prospectus and in any related free writing prospectus that we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and we and the underwriters take no responsibility for any other information that others may provide you. Neither we nor the underwriters are making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and certain other matters about us and our financial condition. The second part, the accompanying prospectus, provides general information about our common stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement.

It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you to in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to Edison International,” “we,” “us,” and “our” mean Edison International, a California corporation and references to “SCE” mean Southern California Edison Company, a California corporation and our wholly owned subsidiary.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, prospectus and the documents they incorporate by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statements that do not directly relate to a historical or current fact. Other information distributed by us that is incorporated in this prospectus supplement or in the accompanying prospectus, or that refers to or incorporates this prospectus supplement or the accompanying prospectus, may also contain forward-looking statements. In this prospectus supplement, in the accompanying prospectus, and elsewhere, the words “expects,” “believes,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us and our subsidiaries, include, but are not limited to:

•

the ability of SCE to recover its costs through regulated rates, including costs related to uninsured wildfire-related and mudslide-related liabilities and capital spending incurred prior to formal regulatory approval;

•

our ability to obtain sufficient insurance at a reasonable cost, including insurance relating to SCE’s nuclear facilities and wildfire-related claims, and to recover the costs of such insurance or, in the event liabilities exceed insured amounts, the ability to recover uninsured losses from customers or other parties;

•

risks associated with California Assembly Bill 1054, executed by the Governor of California on July 12, 2019 (“AB 1054”), effectively mitigating the significant risk faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are a substantial cause, including the ability of SCE and San Diego Gas & Electric to raise the funds required to make initial contributions to the insurance fund under AB 1054, SCE’s ability to maintain a valid safety certification; SCE’s ability to recover uninsured wildfire-related costs from the wildfire fund established under AB 1054, and the interpretation of and actions under AB 1054 by the California Public Utilities Commission (“CPUC”);

•

decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other regulatory authorities, including decisions and actions related to determinations of authorized rates of return or return on equity, the SCE Grid Safety and Resiliency Program application, the recoverability of wildfire-related and mudslide-related costs, and delays in regulatory actions;

•	our or SCE’s ability to borrow funds and access the bank and capital markets on reasonable terms;

•	actions by credit rating agencies to downgrade our or SCE’s credit ratings or to place those ratings on negative watch or outlook;

•

risks associated with the decommissioning of the San Onofre Nuclear Generating Station, including those related to public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel, delays, contractual disputes, and cost overruns;

•

extreme weather-related incidents and other natural disasters (including earthquakes and events caused, or exacerbated, by climate change, such as wildfires), which could cause, among other things, public safety issues, property damage and operational issues;

•

risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators, which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses, and electric service providers;

•

risks inherent in SCE’s transmission and distribution infrastructure investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), changes in the transmission plans of the California Independent System Operator (“CAISO”), and governmental approvals;

•

risks associated with the operation of transmission and distribution assets and power generating facilities, including public and employee safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;

•

the physical security of our and SCE’s critical assets and personnel and the cybersecurity of our and SCE’s critical information technology systems for grid control, and business, employee and customer data;

•	our ability to develop competitive businesses, manage new business risks, and recover and earn a return on our investment in newly developed or acquired businesses;

•

changes in tax laws and regulations, at both the state and federal levels, or changes in the application of those laws, that could affect recorded deferred tax assets and liabilities and effective tax rate;

•	changes in the fair value of investments and other assets;

•	changes in interest rates and rates of inflation, including escalation rates (which may be adjusted by public utility regulators);

•

governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Counsel and similar regulatory bodies in adjoining regions, and changes in California’s environmental priorities that lessen the importance the state places on greenhouse gas reduction;

•

the availability and creditworthiness of counterparties and the resulting effects on liquidity in the power and fuel markets and/ or the ability of counterparties to pay amounts owed in excess of collateral provided in support of their obligations;

•	the cost and availability of labor, equipment and materials;

•	the potential for penalties or disallowance for non-compliance with applicable laws and regulations; and

•

the cost of fuel for generating facilities and related transportation, which could be impacted by, among other things, disruption of natural gas storage facilities, to the extent not recovered through regulated rate cost escalation provisions or balancing accounts.

Additional information about risks and uncertainties that could cause results to differ from those currently expected or that otherwise could impact us, including more detail about the factors described above, is included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to that date. Forward-looking statements speak only as of the date they are made and we are not obligated to publicly update or revise forward-looking statements.

SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in our common stock involves risks. See “Risk Factors” in this prospectus supplement.

Edison International

Edison International is the parent holding company of SCE and Edison Energy Group, Inc. SCE is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California. Edison Energy Group, Inc. is a holding company for subsidiaries engaged in pursuing competitive business opportunities across energy services and managed portfolio solutions to commercial and industrial customers. Based in Rosemead, California, Edison International was incorporated in California in 1987.

The mailing address and telephone number of our principal executive offices are P.O. Box 800, Rosemead, CA 91770 and (626) 302-1212.

The foregoing information about Edison International is only a general summary and is not intended to be comprehensive. For additional information about Edison International, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus supplement.

Recent Developments

2019 Wildfire Legislation

On July 12, 2019, AB 1054 was signed by the Governor of California and became effective immediately. The following summary of the wildfire legislation below is based on our interpretation of the legislation and is qualified in its entirety by, and should be read together with, AB 1054 and companion Assembly Bill 111.

AB 1054 establishes a wildfire fund to reimburse utilities for payment of third-party damage claims arising from certain wildfires that exceed, in aggregate in a calendar year, the greater of $1 billion or the utility’s insurance coverage. The wildfire fund will only be available for claims related to wildfires ignited after July 12, 2019 that are determined to have been caused by a utility by the responsible government investigatory agency.

The wildfire fund can take one of two forms, an insurance fund or a liquidity fund. SCE, Pacific Gas & Electric Company (“PG&E”) and San Diego Gas & Electric (“SDG&E”) have notified the CPUC of their commitment to the insurance fund. The insurance fund will be established if both SCE and SDG&E make their initial contributions to the fund by September 10, 2019. If either SCE or SDG&E fail to make their initial contributions by the required date, the insurance fund will not be established and the wildfire fund will be a liquidity fund.

If the insurance fund is established, the CPUC will be required to apply a new standard when assessing the prudency of a participating utility in connection with a request for recovery of wildfire costs and, if the utility has a valid safety certification, shareholder liability for disallowed wildfire costs will be subject to a cap for as long as the fund is in existence. This liability cap is a cap on the aggregate requirement to reimburse the insurance fund over a trailing three calendar year period equal to 20% of the equity portion of the utility’s transmission and distribution rate base in the year of the prudency determination. A utility will not be eligible for the liability cap if it does not maintain a valid safety certification or its actions or inactions that resulted in the wildfire are found to constitute conscious or willful disregard of the rights and safety of others. Further, under AB 1054, SCE is required to make certain capital investments without a return on equity, is required to file a wildfire mitigation plan every three years beginning in 2020, and can obtain an annual safety certification upon the submission of certain required safety information, including an approved wildfire mitigation plan. On July 25, 2019, SCE obtained its initial safety certification that will be valid for twelve months.

Under AB 1054, approximately $1.6 billion spent by SCE on wildfire risk mitigation capital expenditures cannot be included in the equity portion of SCE’s rate base. SCE can apply for an irrevocable order from the CPUC to finance these capital expenditures, including through the issuance of securitized bonds, and can recover any prudently incurred financing costs. SCE expects to finance this capital requirement by issuing securitized bonds.

Insurance Fund

The insurance fund, if it is established, is expected to be initially funded by $10.5 billion to be contributed by ratepayers and $7.5 billion in initial contributions from PG&E, SCE and SDG&E. PG&E’s participation in, and contributions to, the insurance fund is subject to it emerging from bankruptcy and meeting certain other conditions prior to June 30, 2020. If PG&E is unable to participate in the fund, the investor-owned utility initial contributions to the fund are expected to be approximately $2.7 billion. SCE, SDG&E and PG&E are also expected to make aggregate annual contributions of $3 billion to the insurance fund over a 10-year period. If PG&E is unable to participate in the fund, the investor-owned utility aggregate annual contributions to the fund are expected to be approximately $1 billion.

SCE has committed to make an initial contribution of approximately $2.4 billion by September 10, 2019, and ten annual contributions of approximately $95 million per year starting on January 1, 2020, to the insurance fund. We anticipate raising approximately $1.2 billion from this offering of our common stock and approximately $1.2 billion from the issuance of long-term debt at SCE in order to fund SCE’s contributions. SCE’s contributions to the insurance fund will not be recoverable through electric rates and will be excluded from the measurement of SCE’s CPUC-jurisdictional authorized capital structure. SCE will also not be entitled to cost recovery for any borrowing costs incurred in connection with its contributions to the insurance fund. We and SCE are currently evaluating the accounting impact of SCE’s anticipated contributions to the insurance fund, which may include a material charge to the earnings of Edison International and SCE that would not be greater than the total of SCE’s anticipated contributions to the insurance fund. SCE may, as a result of incurring a material charge, be temporarily unable to obtain financing through the issuance of first mortgage bonds, in which case SCE may be required to issue subordinated or unsecured debt and, as a result, could incur increased borrowing costs relative to first mortgage bonds.

The Offering

Issuer	Edison International, a California corporation.

Securities offered	28,000,000 shares of common stock (plus an additional 4,200,000 shares if the underwriters exercise their option to purchase additional shares in full).

Shares to be outstanding after this offering	353,889,561 (1) shares of common stock (plus an additional 4,200,000 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We intend to use the net proceeds from the issuance and sale of the shares of our common stock for general corporate purposes, including contributions to our subsidiary, SCE. Contributions to SCE will be used to repay commercial paper borrowings and for general corporate purposes, including a $1.2 billion contribution to the wildfire insurance fund to be established pursuant to AB 1054, as recently enacted by the California legislature and signed into law by the Governor of California. See “Use of Proceeds” in this prospectus supplement.

Listing	Our common stock is listed on the NYSE under the symbol “EIX.”

Transfer Agent and Registrar for our Common Stock	Equiniti Trust Company.

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

(1)	Based on 325,889,561 shares of common stock outstanding as of the close of business on July 30, 2019.

RISK FACTORS

Investing in our common stock involves risk. You should be aware of and carefully consider the following risk factors and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus). New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. You should also read and consider all of the other information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether or not to purchase any of the offered shares of our common stock. See “Forward-Looking Statements” and “Where You Can Find More Information” in this prospectus supplement.

There may be future sales or other dilution of our equity, which may materially adversely affect the market price for shares of our common stock.

We are generally not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock or any substantially similar securities. The market price for shares of our common stock could materially decline as a result of sales of shares of common stock or similar securities in the market made after such offering or the perception that such sales could occur.

Although we have paid cash dividends on shares of our common stock in the past, we may not pay cash dividends or increase our dividends on shares of our common stock in the future.

Holders of shares of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such purpose. We have a history of paying dividends to our shareholders when sufficient cash is available. However, future cash dividends will depend on a number of factors including our cash requirements and the ability of our subsidiaries to pay dividends, make other distributions and repay funds owed from time to time to us. There can be no assurance that we will continue to pay dividends or increase our dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

We may be unable to meet our ongoing and future financial obligations if our subsidiaries are unable to pay dividends to us.

Our ability to meet our financial obligations is primarily dependent on the earnings and cash flows of our subsidiaries and their ability to pay dividends, make other distributions or repay funds owed from time to time to us. Prior to funding Edison International, our subsidiaries have financial and regulatory obligations that must be satisfied, including, among others, debt service and preferred stock dividends. The CPUC also regulates SCE’s capital structure and limits the dividends it may pay to us.

USE OF PROCEEDS

The net proceeds we receive from this offering, after deducting the underwriting discounts and commissions and estimated expenses of $725,000 payable by us, are estimated to be $1.9 billion, or $2.2 billion if the underwriters exercise their option to purchase additional shares in full. The net proceeds we receive from the issuance and sale of the shares of our common stock will be used for general corporate purposes, including contributions to our subsidiary, SCE. Contributions to SCE will be used to repay commercial paper borrowings and for general corporate purposes, including a $1.2 billion contribution to the wildfire insurance fund to be established pursuant to AB 1054, as recently enacted by the California legislature and signed into law by the Governor of California.

As we have previously disclosed, in April 2019, we announced that we may issue up to $1.5 billion of shares of common stock, including through designated broker-dealers at prevailing market prices (an at-the-market offering). In July 2019, our board of directors approved the issuance of up to an additional $1.2 billion of shares of common stock through one or more underwritten offerings. Accordingly, in total, our board of directors has approved the issuance of up to $2.7 billion of shares of common stock, of which amount approximately $828 million, or $547 million if the underwriters exercise their option to purchase additional shares in full, will remain available after giving effect to the issuance of the common stock being offered hereby.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2019 on an actual basis and on an as adjusted basis to reflect the issuance of the common stock being offered hereby, assuming net proceeds of approximately $1.9 billion, after deducting underwriting discounts and commissions and other expenses payable by us. The following table does not reflect the further use of the proceeds from this offering, nor does it reflect the exercise by the underwriters of their option to purchase additional shares of common stock. The information set forth in the table below is reported on a consolidated basis, is only a summary and is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, the notes thereto, and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	As of June 30, 2019
	Actual	As Adjusted
	(in millions)
Total long-term debt (less current maturities)	$15,883	$15,883
Total equity	$12,913	$14,785

Total capitalization	$28,796	$30,668

UNDERWRITING

J.P. Morgan Securities LLC, Barclays Capital Inc. and Morgan Stanley & Co LLC, as representatives of the underwriters named below (the “Representatives”), and, together with Citigroup Global Markets Inc. and Wells Fargo Securities LLC, as joint book-running managers of the offering, have entered into an underwriting agreement, dated the date of this prospectus supplement, with Edison International with respect to the shares of common stock to be offered pursuant to this prospectus supplement. In the underwriting agreement, Edison International has agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from Edison International, at the public offering price less the underwriting discounts and commissions, the number of shares of common stock set forth opposite its name below:

Name	Number of Shares
J.P. Morgan Securities LLC	9,100,000
Barclays Capital Inc.	2,940,000
Morgan Stanley & Co. LLC	2,940,000
Citigroup Global Markets Inc.	2,940,000
Wells Fargo Securities LLC	2,940,000
Mizuho Securities USA LLC	1,232,000
MUFG Securities Americas Inc.	1,232,000
RBC Capital Markets, LLC	1,232,000
BNP Paribas Securities Corp.	532,000
BNY Mellon Capital Markets, LLC	532,000
PNC Capital Markets LLC	532,000
SunTrust Robinson Humphrey, Inc.	532,000
TD Securities (USA) LLC	532,000
BMO Capital Markets Corp.	112,000
Great Pacific Securities	112,000
Loop Capital Markets LLC	112,000
Mischler Financial Group, Inc.	112,000
Samuel A. Ramirez & Company, Inc.	112,000
Telsey Advisory Group LLC	112,000
The Williams Capital Group, L.P.	112,000
Total	28,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the shares of common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the of the shares of common stock if they purchase any of the shares of common stock, other than those shares covered by the underwriters’ option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the shares to dealers at the public offering price less a concession not to exceed $0.97612 per share. The underwriters may allow, and dealers may reallow a concession not to exceed $0.32538 per share on sales to other broker or dealers. After the initial offering of the shares to the public at the initial public offering price, the underwriters may change the public offering price and concessions. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to purchase up to 4,200,000 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		Total
	Per share	Without option exercise	With full option exercise
Underwriting discounts and commissions payable by us	$1.626875	$45,552,500	$52,385,375

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable, redeemable or exchangeable for common stock or publicly disclose the intention to undertake any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 60 days after the date of this prospectus supplement other than (1) shares of common stock offered and sold under the underwriting agreement, (2) securities issued under any of Edison International’s existing equity incentive plans or upon the exercise of stock options, the vesting of restricted stock units or the issuance of performance shares granted thereunder, (3) shares of common stock issued pursuant to Edison International’s existing dividend reinvestment and stock purchase plan, or (4) shares issued pursuant to SCE’s 401(k) plan.

Our directors and executive officers have entered into lock-up agreements with J.P. Morgan Securities LLC prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case other than (A) transfers as a bona fide gift or gifts, (B) transfers as a result of the operation of law, such as a court order, estate, other testamentary document or intestate succession, (C) transfers to any immediate family member of such director or executive officer or any trust for the direct or indirect benefit of such director or executive officer or any immediate family member of the thereof, (D) transfers to Edison International upon the exercise of stock options that are (i) deemed to occur upon the cashless exercise of such stock options or (ii) for the purpose of paying the exercise price of such stock options or for paying taxes (including estimated taxes) due as a result of the exercise of such stock options, or (E) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of Edison International and is made available to all holders of common stock; provided that in the case of any transfer or distribution pursuant to clause (A) through (C), each donee or distributee shall execute and deliver to the J.P. Morgan Securities LLC a lock-up letter; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) through (C), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement is required or made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60 day period referred to above).

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the Representatives purchase common stock in the open market in stabilizing transactions or to cover short sales, the Representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Our common stock is listed on the NYSE under the symbol “EIX”.

Certain of the underwriters and their affiliates have performed investment banking, commercial banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and instruments or those of our affiliates. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

No action has been or will be taken by us that would permit a public offering of shares of our common stock, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to such shares of common stock, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, shares of our common stock may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the such shares of common stock may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The shares may not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes:

(a) a retail investor means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii) a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Directive, and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “FSMA”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the FSMA (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement and the accompanying base prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares which are the subject of the offering contemplated by this prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Switzerland

Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

People’s Republic of China (excluding Hong Kong, Macau and Taiwan)

The shares are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement and the accompanying base prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any shares in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The shares may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Hong Kong

Each underwriter has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in Hong Kong any shares by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to any shares, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell any shares directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or resale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement and the accompanying base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has represented, warranted and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, (b) has not offered or sold and will not offer or sell any shares, and (c) has not made and will not make any shares to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

This prospectus supplement and the accompanying base prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may any shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Republic of Korea

The shares have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold and delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). For a period of one year from the issue date of the shares, any acquirer of the shares who was solicited to buy the shares in Korea is prohibited from transferring any of the shares to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares.

Taiwan

The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares in Taiwan.

United Arab Emirates

This prospectus supplement and the accompanying base prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).

This prospectus supplement and the accompanying base prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the shares have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

The issue and/or sale of the shares has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

Australia

This prospectus supplement:

(a) does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the Corporations Act);

(b) has not been, and will not be, lodged with the Australian Securities and Investments Commission (ASIC), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

(c) does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

(d) may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act. The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

LEGAL MATTERS

Michael A. Henry, our Assistant General Counsel, will pass upon the legality of the common stock offered by this prospectus supplement for us. Certain other legal matters in connection with this offering will be passed upon by Munger, Tolles & Olson LLP. Certain legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Mr. Henry is a salaried employee of SCE and earns stock-based compensation based on Edison International’s common stock. Additionally, he may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.edison.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement. Our filings are also available to the public through the SEC’s website at www.sec.gov.

The rules of the SEC allow us to “incorporate by reference” into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the earlier information. This prospectus supplement incorporates by reference the documents listed below that we have previously filed or may file in the future with the SEC. These documents, which contain important information about Edison International, include the following:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, which was filed February 28, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, which were filed April 30, 2019 and July 25, 2019;

•

our Current Reports on Form 8-K filed on March 1, 2019 (only with respect to Item 5.02), March 14, 2019 (only with respect to Item 8.01), March  20, 2019, April  26, 2019, May 16, 2019, May  28, 2019 (only with respect to Items 2.06 and 8.01), and June 21, 2019; and

•

all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the end of the offering described in this prospectus supplement are incorporated by reference herein, other than information furnished to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered. You may request a copy of these filings by writing or calling us at:

Edison International

2244 Walnut Grove Avenue

P.O. Box 976

Rosemead, California 91770

Attention: Corporate Governance

Telephone (626) 302-4008

PROSPECTUS

EDISON INTERNATIONAL

Common Stock

We may issue, offer and sell an indeterminate amount of common stock, no par value, from time to time in one or more offerings. This prospectus describes some of the general terms that may apply to an offering of our common stock.

Each time common stock is sold, a supplement to this prospectus that contains specific information about the offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement for the specific offering before you invest in any of our common stock.

The common stock may be sold to or through underwriters, dealers or agents or directly to other purchasers. A prospectus supplement will set forth the names and compensation of any underwriters, dealers or agents involved in the sale of the common stock.

You should read this prospectus, any applicable prospectus supplement and any incorporated documents carefully before you invest in our common stock. This prospectus is not an offer to sell our common stock, and it is not soliciting an offer to buy our common stock, in any state or other jurisdiction where the offer or sale is not permitted.

Our common stock is listed on The New York Stock Exchange under the symbol “EIX.”

Our address is 2244 Walnut Grove Ave. (P.O. Box 976), Rosemead, California 91770 and our telephone number is 626-302-2222.

Investing in our common stock involves risks. See “Risk Factors” on page 3 of this prospectus and the risk factors included in the applicable prospectus supplement and in the documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 30, 2019

ABOUT THIS PROSPECTUS

This prospectus is provided by Edison International which is sometimes referred to in this prospectus by the terms “we,” “us” and “our.”

This prospectus is part of an automatic “shelf” registration statement filed with the United States Securities and Exchange Commission (“SEC”). We may sell the common stock described in this prospectus from time to time in one or more offerings under this shelf registration statement. This prospectus only provides you with a general description of the common stock that we may offer. Each time we sell common stock, we will provide a supplement to this prospectus that contains specific information about the terms of the offering or program. The supplement may also add, delete, update or change information contained in this prospectus. Before purchasing any common stock, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement and in any applicable free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. We will not make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate only as of the dates on their respective covers, or any earlier dates specified therein. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events and include any statement that does not directly relate to a historical or current fact. In this prospectus and elsewhere, the words “expects,” “believes,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “probable,” “may,” “will,” “could,” “would,” “should,” and variations of such words and similar expressions, or discussions of strategy or of plans, are intended to identify forward-looking statements. Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated or otherwise could impact us and the value of our common stock. Some of the risks, uncertainties and other important factors that could cause results to differ from those currently expected, or that otherwise could impact us or the value of our common stock, are described under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference into this prospectus.

We urge you to read this entire prospectus, including any prospectus supplement and the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. Forward-looking statements speak only as of the date they are made and we are not obligated to publicly update or revise forward-looking statements. You should review future reports we file with the SEC.

EDISON INTERNATIONAL

Edison International is the parent holding company of Southern California Edison Company and Edison Energy Group. Southern California Edison Company is an investor-owned public utility primarily engaged in the business of supplying and delivering electricity to an approximately 50,000 square mile area of southern California. Edison Energy Group is a holding company for subsidiaries engaged in pursuing competitive business opportunities across energy services and managed portfolio solutions to commercial and industrial customers. Edison Energy Group’s business activities are currently not material to report as a separate business segment. Based in Rosemead, California, Edison International was incorporated in California in 1987.

The mailing address and telephone number of our principal executive offices are P.O. Box 976, Rosemead, CA 91770 and (626) 302-2222.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, we intend for the net proceeds of the offered common stock to be used for general corporate purposes.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock, which is based upon, and is qualified in its entirety by reference to, applicable law, our Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and our Amended and Restated Bylaws (the “Bylaws”). This summary may not contain all the information that is important to you; you can obtain additional information regarding our Articles of Incorporation and Bylaws by referring to such documents, copies of which are included as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Articles of Incorporation, we have authority to issue 800,000,000 shares of common stock, no par value. As of April 26, 2019, there were 325,811,206 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable. We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by our restated articles of incorporation, will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

Dividend Rights

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

Rights Upon Liquidation

In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to the rights of the holders of any of our preferred stock then outstanding.

Voting Rights

Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Other Rights

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock. Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “EIX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

PLAN OF DISTRIBUTION

We may sell the common stock registered pursuant to this prospectus in one or more of the following ways from time to time:

•	to or through underwriters, dealers or agents;

•	directly to agents or other purchasers;

•

in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933 (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in forward contracts or similar arrangements;

•	through a combination of any of the foregoing methods; or

•	through any other method described in the applicable prospectus supplement.

We, directly or through agents or dealers, may sell, and any underwriters may resell, our common stock in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including through transactions on the New York Stock Exchange or any other organized market where our common stock may be sold; or

•	in negotiated transactions.

We will name any underwriter, dealer or agent involved in the offer and sale of common stock in the applicable prospectus supplement. In addition, we will describe in the applicable prospectus supplement the public offering or purchase price and the proceeds we will receive from the sale of our common stock, any compensation we will pay to underwriters, dealers or agents in connection with such offering of our common stock, any discounts, concessions or commissions allowed or re-allowed by underwriters to participating dealers, and any exchanges on which our common stock will be listed.

Dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We may also agree to contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. We may grant underwriters who participate in the distribution of the common stock we are registering pursuant to this prospectus an option to purchase additional shares in connection with a subsequent distribution. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

To facilitate a securities offering, certain persons participating in the offering may engage in sales in excess of the offering size, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”). These activities, which may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock include:

•

sales in excess of the offering size that create a short position, which the persons participating in the offering may close out by exercising any option they receive to purchase additional shares of our common stock or by purchasing shares in the open market;

•	stabilizing transactions that permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum;

•	short covering positions involving purchases of securities in the open market after the distribution is completed to cover short positions; and

•

penalty bids permitting the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

The applicable prospectus supplement will describe any such activities. Should any of these activities be undertaken, they may be discontinued at any time.

VALIDITY OF THE SECURITIES

The validity of the common stock offered by this prospectus will be passed upon for Edison International by Barbara E. Mathews, its Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary. Counsel for any underwriters, dealers or agents will be named in the applicable prospectus supplement.

Ms. Mathews is a salaried employee of Southern California Edison Company and earns stock-based compensation based on Edison International’s common stock. Additionally, she may hold Edison International stock-based interests through an employee benefit plan and can participate in an Edison International shareholder dividend reinvestment and stock purchase plan.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, as well as additional information about us, are also available to the public through our website at www.edison.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. You may obtain the full registration statement from the SEC or us, as indicated below. We filed the indenture and other documents establishing the terms of the offered debt securities as exhibits to the registration statement. Statements in this prospectus or any supplement about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede the earlier information. This prospectus incorporates by reference the documents listed below that we have previously filed or may file in the future with the SEC. These documents contain important information about Edison International.

•	Our Annual Report on Form 10-K for the year ended December 31, 2018.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

•	Our Current Reports on Form 8-K filed on March 1, 2019 (only with respect to Item 5.02), March 14, 2019 (only with respect to Item 8.01), March 20, 2019, and April 26, 2019.

•

All additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the end of the offering of the common stock described in this prospectus are incorporated by reference herein, other than information furnished to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

Upon request, we will provide a copy of any of these filings without charge to each person to whom a copy of this prospectus has been delivered. You may request a copy of these filings by writing or calling us at:

Edison International

2244 Walnut Grove Avenue

P.O. Box 976

Rosemead, California 91770

Attention: Corporate Governance

Telephone (626) 302-4008

28,000,000 Shares

Edison International

Common Stock

PROSPECTUS SUPPLEMENT

July 30, 2019

(To Prospectus dated April 30, 2019)

Joint Book-Running Managers

J.P. Morgan	Barclays	Morgan Stanley
Citigroup		Wells Fargo Securities

Co-Managers

Mizuho Securities	MUFG	RBC Capital Markets

BNP PARIBAS	BNY Mellon Capital Markets, LLC	PNC Capital Markets LLC

SunTrust Robinson Humphrey	TD Securities

BMO Capital Markets	Great Pacific Securities	Loop Capital Markets	Mischler Financial Group, Inc.

Ramirez & Co., Inc.	Telsey Advisory Group	The Williams Capital Group, L.P.